Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement of CBD Media LLC on Form S-4 of our report dated March 13, 2003 with respect to the financial statements of CBD Media LLC as of December 31, 2002 and for the period from March 8, 2002 to December 31, 2002, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

August 4, 2003